Exhibit 99.2

Q4 '09 Highlights February 18, 2010

Forward-Looking Statements Statements contained in this presentation that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements often can be identified by words such as "expect," "anticipate," "intend," "will," "may," "believe," "could," "continue," "future," "estimate," "outlook," "guidance," or the negative of these words or other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause ev3's actual results to be materially different than those expressed in or implied by ev3's forward-looking statements. For ev3, particular uncertainties and risks include, among others, ev3's future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of the current global economic crisis, ev3's ability to implement, fund and achieve sustainable cost savings measures that will better align its operating expenses with its anticipated net sales levels and reallocate resources to better support growth initiatives, the timing of regulatory approvals and introduction of new products, market acceptance of new products, success of clinical testing, availability of third party reimbursement, impact of competitive products and pricing, the effect of regulatory actions and the cost and effect of changes in tax and other legislation. More detailed information on these and additional factors that could affect ev3's actual results are described in ev3's filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Except as required by law, ev3 undertakes no obligation to publicly update its forward-looking statements.

Use of Non-GAAP Financial Measures ev3 uses certain non-GAAP financial measures in this presentation. ev3 uses non-GAAP financial measures as supplemental measures of performance and believes these measures provide useful information to investors in evaluating our operations, period over period. However, non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation or as a substitute for ev3's financial results prepared in accordance with GAAP. In addition, investors should note that any non- GAAP financial measures ev3 uses may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. We have posted a reconciliation of our non- GAAP financial measures to the most directly comparable GAAP financial measures on our website at www.ev3.net.

Q4 '09 Financial Summary Net product sales of $126.8 million +20% vs. Q4 2008; +16% constant currency* Peripheral vascular sales +8% vs. Q4 2008; +6% constant currency* Plaque excision +19% vs. Q4 2008, +18% constant currency* Peripheral stents -3% vs. Q4 2008; -6% constant currency* Thrombectomy and embolic protection +6%; +3% constant currency* Procedural support and other (PTA, support catheters, guidewires, etc.) +20%; +17% constant currency* Neurovascular sales +41% vs. Q4 2008; +35% constant currency* Embolic product sales (Embolic Coils, Onyx, Pipeline, Solitaire) +58% vs. Q4 2008; +51% constant currency* Neuro access and delivery product sales (Neuro Balloons, Catheters, Alligator) +20% vs. Q4 2008; +15% constant currency* International revenue +36% vs. Q4 2008; +26% constant currency* Gross margin was 75.9%, an improvement of 870 basis points over Q4 2008 GAAP EPS of $0.12 Non-GAAP adjusted EPS* of $0.23; +188% vs. Q4 2008 Cash flow from operating activities totaled $22.0 million in Q4 2009; cash and cash equivalents totaled $98.1M at year-end 2009 * These are non-GAAP financial measures. Non-GAAP net sales on a constant currency basis exclude the foreign exchange impact. The foreign exchange impact is the impact from foreign exchange rates on the current period sales compared to prior period sales using the prior period's foreign exchange rates. Non-GAAP adjusted net EPS and non-GAAP adjusted net income excludes amortization, non-cash stock-based compensation, and charges relating to the change in fair value of contingent consideration. For reconciliations of ev3's non-GAAP financials, see ev3's website at www.ev3.net.

Q4 ’09 Operational Highlights – Peripheral Vascular

- TurboHawk™ Plaque Excision System launched in U.S. for endovascular use
  - Incremental opportunity to treat calcified above-the-knee lesions
  - New ‘Super Cutter’ blade, jog and drive shaft combine to remove more plaque per pass
  - TurboHawk added to DEFINITIVE Ca++ and DEFINITIVE LE study protocol
- TrailBlazer™ Support Catheter launched globally in December 2009
- Completed preparations for PowerCross™ .018 PTA balloon launch in 1Q’10
- Clinical trial enrollment progressing:
  - DEFINITIVE Ca^{++} U.S. IDE study: 74 patients
  - DEFINITIVE LE study: 162 patients
  - DURABILITY II U.S. IDE study: 239 patients

TURBOHAWK™


Crossing boundaries.
Expanding options.



6 | ev3 Your endovascular company.™

Q4 '09 Operational Highlights – Neurovascular

- International launch for Pipeline™ Embolization Device (PED) progressing very well
  - Now have approx. 80 physicians who are fully certified or who have nearly completed training & certification process
- AXIUM™ MicroFx PGLA & Nylon coils physician preference test completed - limited launch in U.S. and Europe in Q2'10
- Solitaire™ FR Revascularization Device – launch underway in Europe for ischemic stroke
  - Preparations underway to begin SWIFT (**S**olitaire **w**ith the **I**ntention **f**or **T**hrombectomy) U.S. IDE study underway
  - PUFS (Pipeline for Uncoilable or Failed Aneurysms) 6-month safety & effectiveness follow-up complete in Feb 2010
  - Anticipate PMA approval in 2011





Chestnut Medical

AXIUM DETACHABLE COIL SYSTEM PGLA Nylon

Solitaire

6

ev3 Your endovascular company.

Actual Results vs. Last Quarter & Year Ago * Constant Currency; For reconciliations, see our website at www.ev3.net. ** All quarters presented are adjusted for amortization and non-cash stock-based compensation. Q2 2009 is also adjusted for a non-cash tax benefit resulting from the acquisition of Chestnut. Q2, Q3 and Q4 2009 are also adjusted for charges relating to the change in fair value of contingent consideration. For reconciliations, see our website at www.ev3.net. Q3 2009 Actual Q4 2008 Actual $000's except EPS Net product sales Gross profit Gross margin GAAP net income (loss) GAAP earnings (loss) per share Adjusted net income** Adjusted earnings per share** $105,656 $71,316 67.2% $(291,120) $(2.78) $7,948 $0.08 $112,838 $84,230 74.6% $19,435 $0.17 Q4 2009 Actual $126,753 $13,001 $0.12 $25,716 $0.23 $96,214 75.9% Peripheral vascular (PV) PV, excluding plaque excision* Plaque excision Neurovascular (NV) International Research collaboration % Chg Seq. % Chg YOY/CC* $73,705 $49,657 $24,048 $53,048 $53,571 $0 $67,611 $48,004 $19,607 $45,227 $44,408 $0 $68,140 $47,964 $20,176 $37,516 $39,465 $469 9% 3% 23% 17% 21% 0% 8%/6% 4%/1% 19%/18% 41%/35% 36%/26% -100% 12% 20%/16% 14% 35% $6,736 $0.06 93% 100% 32% 35% 224% 188%

Total Q4 '09 Product Revenue Growth of 16%* Q1 Q2 Q3 Q4 Q4 East 100.4 109.1 112.8 105.6 126.8 Q1 Q2 Q3 Q4 Q4 East 38.7 41.4 44.4 39.4 53.6 Total International ($M) +26%* Q1 Q2 Q3 Q4 Q4 East 66.2 72 67.6 68.1 73.7 Worldwide Peripheral Vascular ($M) +6%* Q1 Q2 Q3 Q4 Q4 East 34.2 37.1 45.2 37.5 53 Worldwide Neurovascular ($M) +35%* *Constant currency compared to Q4 2008; For reconciliations, see our website at www.ev3.net +16%* Q4 Total Worldwide Product Sales ($M) Q4 2008 2009 Q4 Q4

Key 2009 Financial Indicators

Product Sales


$ M
130
100
70
$100.4
$109.1
$112.8
$126.8
Q1
Q2
Q3
Q4

Adj. Operating Margin[1]


%
15%
7%
-1%
Q1
Q2
Q3
Q4
-0.2%
4.9%
6.7%
11.9%

SG&A as % of net sales	55%	50%	49%	47%

Adjusted EPS[2]


$
$0.3
$0.2
$0.1
$0.0
Q1
Q2
Q3
Q4
$0.07
$0.14
$0.17
$0.23

GAAP EPS	($0.02)	$0.23	$0.06	$0.12

Cash Flow from Operations


$M
30
15
0
Q1
Q2
Q3
Q4
$6.5
$20.0
$20.9
$22.0

1. Excludes non-cash FoxHollow lease reserve adjustment in Q1 2009. For reconciliations of Adjusted Operating Margin, see our website at www.ev3.net.
2. All quarters presented are adjusted for amortization and non-cash stock-based compensation. Q1 2009 is also adjusted for a non-cash FoxHollow lease reserve adjustment and a realized gain on divestiture of investments. Q2 2009 is also adjusted for charges relating to the change in fair value of contingent consideration and a non-cash tax benefit resulting from the acquisition of Chestnut. Q3 2009 and Q4 2009 are also adjusted for charges relating to the change in fair value of contingent consideration. For reconciliations, see our website at www.ev3.net.

9

ev3 Your endovascular company.™

Balance Sheet is Strengthening - We are Generating Cash Cash / Cash Equivalents Cash flow from operating activities totaled $22.0M in Q4 '09 Cash/cash equivalents increased $17.5M in Q4 '09 vs Q3 '09 Inventory days increased 6% in Q4 '09 vs Q4 '08 Total debt decreased to $6.5M Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 East 59.7 66.9 60.4 80.5 98.1 *Q2 09 included $26.2M payment for Chestnut Medical

Improving Cost Structure - Continuing Progress Q4 08 Q4 09 East 0.672 0.759 Gross Margin % of sales SG&A % of sales Q4 08 Q4 09 East 0.5 0.47 Favorable product mix, improved yields and labor efficiency, higher volumes Continued focus on leveraging cost structure and improving margins

Annualized Net Sales Per Territory Q4'09 up 27% vs. Q4'08 Key Drivers Plaque Excision Clinical Specialists Corporate Account penetration Market development DEFINITIVE clinical data Neuro business already > $2M per territory Increasing Peripheral Vascular Sales Force Productivity in U.S. Q4 08 Q1 09 Q2 09 Q3 09 Q4 09 East 1.5 1.6 1.8 1.8 1.9

Financial Summary: Continuing to Improve Performance Net Product Sales* $126,753 $105,656 $100,395 $109,086 $112,838 Gross Profit $96,214 $71,316 $69,407 $78,608 $84,230 Gross Margin 75.9% 67.2% 69.1% 72.1% 74.6% Net Income (loss) $13,001 $(291,120) $(1,809) $23,989 $6,736 Adjusted EPS per diluted share** $0.23 $0.08 $0.07 $0.14 $0.17 GAAP Diluted EPS (loss) $0.12 $(2.78) $(0.02) $0.23 $0.06 Q4 2009 Q4 2008 Q1 2009 Q2 2009 Q3 2009 $000's except EPS Adjusted Net Income** $25,716 $7,948 $7,070 $14,614 $19,435 * Excluding Merck research collaboration revenue of $469K for Q408. ** All quarters presented are adjusted for amortization and non-cash stock-based compensation. Q4 2008 is also adjusted for non-cash goodwill and other intangible asset impairment charges. Q1 2009 is also adjusted for a non-cash FoxHollow lease reserve adjustment and a realized gain on divestiture of investments. Q2 2009 is also adjusted for charges relating to the change in fair value of contingent consideration and a non-cash tax benefit resulting from the acquisition of Chestnut. Q3 2009 and Q4 2009 are also adjusted for charges relating to the change in fair value of contingent consideration. For reconciliations, see our website at www.ev3.net.

Guidance - As of February 18, 2010 Full-Year 2010 Guidance Revenues: Q1 2010: $115 to $118 million Full-Year 2010: $500 to $515 million Adjusted EPS1 per diluted share: Q1 2010: $0.12 to $0.151,2 Full-Year 2010: $0.78 to $0.841,2 Adjusted EPS guidance is based on weighted average diluted shares outstanding of approximately 113.4 and 114.1 million for Q1 10 and full-year 2010, respectively, and is adjusted to exclude the impact of amortization expense, non-cash stock-based compensation, and charges relating to the change in fair value of contingent consideration. These are forward-looking non-GAAP financial measures. For reconciliations, see our website at www.ev3.net. Q1 10 GAAP EPS: $0.01 to $0.04; Full-Year 2010 GAAP EPS: $0.28 to $0.34

Business Model Structure
– Select P&L Information

% of sales	2007	2008	2009	2010 Goal
Sales	100%	100%	100%	100%
Gross margin	65%	66%	73%	75%
Selling, general & administrative*	69%	55%	50%	47%
Research & development	17%	12%	11%	12%
Stock-based comp, amortization & contingent consideration	11%	11%	10%	11%
Adjusted net income (loss)**	(22.4%)	2.3%	15%	18%

* SG&A includes operating impact of Chestnut from the date of acquisition.

** Adjusted net income (loss) excludes amortization and non-cash stock-based compensation. For the year ended December 31, 2007, Adjusted net income (loss) also excludes $70.7M of Acquired IPR&D. For the year ended December 31, 2008, Adjusted net income (loss) also excludes non-cash goodwill and other intangible asset impairment charges of $299.3M. For the year ended December 31, 2009, Adjusted net income (loss) also excludes a non-cash FoxHollow lease reserve adjustment of $3.4M, realized gain on investments of $4.1M, accounting charges relating to the change in fair value of contingent consideration of $4.9M and a non-cash tax benefit resulting from the purchase accounting for the acquisition of Chestnut of $19.0M. These are non-GAAP financial measures. For reconciliations, see our website at www.ev3.net.

15

ev3 Your endovascular company.™

Key Growth Drivers Long growth runway 3. Next gen plaque excision 1. Commercial execution 2. Flow diversion 5. International 6. Clinical studies 7. Selective M&A 4. Ischemic stroke

IN SUMMARY: WHY INVEST IN ev3 ev3: Leading the Way Investing in 8 clinical studies to expand usage Powerful Growth Drivers Robust pipeline of novel products - 20 launches by 2012 Leveraging business model improving gross margin expanding operating income Pipeline(tm) - a game changing product Profitable, generating cash A Transformed Company Stabilized plaque excision business New growth platforms in both businesses Launched innovative products

NASDAQ: EVVV www.ev3.net Contact Info: Julie Tracy - Sr. VP, Chief Communications Officer (949) 680-1375 jtracy@ev3.net